Exhibit 10.10

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (this “Agreement”) is made as of April 1, 2005, by and among Solera Holdings, LLC, a Delaware limited liability company (the “Company”), GTCR Fund VIII, L.P., a Delaware limited partnership (“Fund VIII”), GTCR Fund VIII/B, L.P., a Delaware limited partnership (“Fund VIII/B”), and GTCR Co-Invest II, L.P., a Delaware limited partnership (“GTCR Co-Invest”). Each of Fund VIII, Fund VIII/B and GTCR Co-Invest, together with any investment fund managed by GTCR Golder Rauner, L.L.C., a Delaware limited liability company (“GTCR I”), or GTCR Golder Rauner II, L.L.C., a Delaware limited liability company (“GTCR II”), that at any time executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement shall be referred to herein as an “Investor” and, collectively as the “Investors.”  Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

The parties hereto agree as follows:

Section  1.              Authorization and Closing.

1A.          Authorization of the Securities. The Company shall authorize the issuance and sale to the Investors of up to 96,000 of its Class B Preferred Units (as defined in the LLC Agreement (as defined below)) (the “Class B Preferred Units”), and 40,000,000 of its Class A Common Units (as defined in the LLC Agreement) (the “Class A Common Units”), each having the rights and preferences set forth in Exhibit B attached hereto. The Class B Preferred Units and the Class A Common Units are collectively referred to herein as the “Securities.”

1B.          Purchase and Sale of the Securities.

(a)           Initial Closing. At the Initial Closing (as defined below), the Company shall sell to the Investors and, subject to the terms and conditions set forth herein, the Investors shall purchase from the Company, an aggregate of 40,000,000 Class A Common Units at a price of $0.10 per unit and an aggregate of 1,000 Class B Preferred Units at a price of $1,000.00 per unit. Each Investor shall purchase the percentage of such Securities set forth next to such Investor’s name on the Schedule of Investors attached hereto by payment of the aggregate purchase price thereof by wire transfer of immediately available funds to such account as is designated by the Company. The initial closing of the purchase and sale of the Class A Common Units (the “Initial Closing”) shall take place at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. on the date hereof. The proceeds of the Securities sold to the Investors at the Initial Closing may be used by the Company and Solera, Inc., a Delaware corporation (“Solera, Inc.”), for organic growth and for general company purposes but shall not, without the prior written consent of the Investors, be used by the Company or Solera, Inc. for acquisitions or to fund the expenses of any businesses acquired by the Company.

(b)           The Company has been organized for the purpose of building a business in the insurance claims processing, analytics and outsourcing industry (the “Industry”) through acquisitions and organic growth. In addition to the $5,000,000.00 invested by the Investors on the Initial Closing Date pursuant to Section 1B(a) above, the Investors may provide up to

$95,000,000.00 in additional equity financing to the Company as the equity portion of the debt and equity financing necessary to fund acquisitions, which are (i) approved by the Board of Managers of the Company (the “Board”) and the Investors (an “Approved Acquisition”), (ii) in the Industry or are synergistic with or otherwise complementary to the business of the Company or its Subsidiaries in the Industry and (iii) generally consistent with the characteristics for acquisitions set forth on the Schedule of Acquisition Characteristics attached to this Agreement. The Investors’ obligation to purchase any Securities pursuant to this Section 1B will be further conditioned on the Company’s not being in default under any of its material agreements, adequate debt financing being available to fund any Approved Acquisition on terms satisfactory to the Investors, and the Company’s operations and the Approved Acquisition being satisfactory to the Investors. In order to implement the foregoing, the Investors may purchase from time to time after the Initial Closing, upon the written request of the Board in connection with an Approved Acquisition, up to an aggregate of 95,000 Class B Preferred Units at a price of $1,000.00 per unit (the amounts set forth in this sentence as adjusted from time to time as a result of unit dividends, unit splits, recapitalizations and similar events) (each such purchase, a “Subsequent Closing”). Each Subsequent Closing shall take place at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. on such date as may be mutually agreeable to the Company and the Investors. At the time of any Subsequent Closing, the Investors shall be entitled to receive, and the Company shall be obligated to deliver, satisfactory representations and warranties and all other information and documentation as the Investors may reasonably request. This Section 1(B)(b) shall terminate upon the first to occur of a consummation of a Sale of the Company (as defined in the Securityholders Agreement) and a Public Offering.

Section  2.              Conditions of the Investors’ Obligation at the Initial Closing and each Subsequent Closing. The obligation of each Investor to purchase and pay for the Securities to be purchased by it at the Initial Closing is subject to the satisfaction as of the Initial Closing of the following conditions (other than Section 2N) and the obligation of each Investor to purchase and pay for the Securities to be purchased by it at each Subsequent Closing is subject to the satisfaction as of such Subsequent Closing of the conditions set forth in Section 2N:

2A.          Representations and Warranties; Covenants. The representations and warranties contained in Section 5 hereof shall be true and correct at and as of the Initial Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Initial Closing.

2B.          Certificate of Formation. The Company’s certificate of formation (the “Certificate of Formation”) shall include the provisions set forth in Exhibit A attached hereto, shall be in full force and effect under the laws of Delaware as of the Initial Closing and shall not have been amended or modified.

2C.          Limited Liability Company Agreement. The Company and the members of the Company shall have entered into a Limited Liability Company Agreement in form and substance substantially similar to Exhibit B attached hereto (the “LLC Agreement”), and the LLC Agreement shall be in full force and effect as of the Initial Closing.

2D.          Initial Senior Management Agreement. The Company and, as appropriate, one or more of its subsidiaries shall have entered into a Senior Management Agreement (the “Initial Senior Management Agreement”), in form and substance substantially similar to Exhibit C attached hereto, with Tony Aquila (“Executive”). The Initial Senior Management Agreement shall not have been amended or modified and shall be in full force and effect as of the Initial Closing, and Executive shall have purchased the Securities proposed to be purchased by him thereunder.

2E.           Securityholders Agreement. The Company, the Investors and Executive shall have entered into a securityholders agreement in form and substance substantially similar to Exhibit D attached hereto (the “Securityholders Agreement”), and the Securityholders Agreement shall be in full force and effect as of the Initial Closing.

2F.           Registration Agreement. The Company, the Investors and Executive shall have entered into a registration rights agreement in form and substance substantially similar to Exhibit E attached hereto (the “Registration Agreement”), and the Registration Agreement shall be in full force and effect as of the Initial Closing.

2G.          Professional Services Agreement. Solera, Inc. and GTCR II shall have entered into a professional services agreement in form and substance substantially similar to Exhibit F attached hereto (the “Professional Services Agreement”), and the Professional Services Agreement shall be in full force and effect as of the Initial Closing.

2H.          Subsidiary Charter. Solera, Inc. shall have duly adopted, executed and filed with the Secretary of State of Delaware an amended and restated certificate of incorporation in form and substance substantially similar to Exhibit G attached hereto (the “Charter”), and the Charter shall continue to be in full force and effect as of the Initial Closing and shall not have been further amended or modified.

2I.            Subsidiary Bylaws. Solera, Inc. shall have duly adopted amended and restated bylaws in form and substance substantially similar to Exhibit H attached hereto (the “Bylaws”), and the Bylaws shall continue to be in full force and effect as of the Initial Closing and shall not have been further amended or modified.

2J.           Initial Closing Documents. The Company shall have delivered to the Investors all of the following documents:

(a)           an Officer’s Certificate, dated the date of the Initial Closing, stating that the conditions specified in Section 1 and Sections 2A through 2I, inclusive, have been fully satisfied;

(b)           certified copies of the resolutions duly adopted by the Board and/or the board of directors of Solera, Inc., as appropriate, authorizing the execution, delivery and performance of this Agreement, the LLC Agreement, the Initial Senior Management Agreement, the Securityholders Agreement, the Registration Agreement, the Professional Services Agreement, and each of the other agreements contemplated hereby (the “Transaction

Documents”), the issuance and sale of the Securities and the consummation of all other transactions contemplated by this Agreement;

(c)           certified copies of the resolutions duly adopted by the board of directors of Solera, Inc. adopting the Charter and the Bylaws; and

(d)           certified copies of the Company’s Certificate of Formation and the LLC Agreement, each as in effect at the Initial Closing.

2K.          Fees and Expenses. The Company shall have reimbursed each Investor for its fees and expenses as provided in Section 7A hereof.

2L.           Compliance with Applicable Laws. The purchase of Securities by the Investors hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject any such Investor to any penalty, liability or, in each Investor’s sole judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which any Investor is subject.

2M.         Consents and Approvals. The Company shall have received or obtained all governmental, regulatory and third party consents and approvals necessary for the consummation of the transactions contemplated by the Initial Closing.

2N.          Conditions to Subsequent Closings. The obligation of each Investor to purchase and pay for the Securities at any Subsequent Closing is subject to the satisfaction as of the Subsequent Closing of the following conditions:

(a)           Representations and Warranties; Covenants. The representations and warranties contained in Section 5 hereof shall be true and correct at and as of such Subsequent Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein or by the other Transaction Documents and except for changes occurring in the ordinary course of the Company’s and its Subsidiaries’ businesses that have not had a Material Adverse Effect (including the filing of any material litigation against the Company or any Subsidiary or the existence of any material dispute with any Person that involves a reasonable likelihood of such litigation being commenced).

(b)           Consents and Approvals. The Company shall have received or obtained all governmental, regulatory and third party consents and approvals necessary for the consummation of the transactions contemplated by such Subsequent Closing.

(c)           Compliance with Applicable Laws. The purchase of Securities by the Investors hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject any such Investor to any penalty, liability or, in each Investor’s sole judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which any Investor is subject.

2O.          Waiver. Any condition specified in this Section 2 may be waived only if such waiver is set forth in a writing executed by the Investors.

Section  3.              Covenants.

3A.          Financial Statements and Other Information. The Company shall deliver to each Investor (so long as such Investor holds any Securities) and to each holder of at least 15% of the Investor Preferred and to each holder of at least 15% of the Investor Common:

(a)           as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, all prepared in accordance with United States generally accepted accounting principles, consistently applied, subject to (i) the absence of footnote disclosures and (ii) normal year-end adjustments;

(b)           as soon as available but in any event within 30 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, all prepared in accordance with United States generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments, and such other modifications from GAAP as the Board may authorize, together with a management discussion and analysis of financial conditions and results of operations in a form reasonably satisfactory to the Investors (an “MD&A”) and accompanied by an Officer’s Certificate from either the chief executive officer or chief financial officer of the Company stating the following:  “To the knowledge of the undersigned, the information contained in the financial statements attached to this certificate fairly presents, in all material respects, the financial condition and results of operations of the Company and its Subsidiaries.”;

(c)           accompanying the financial statements referred to in subsections (a) and (b) above, an Officer’s Certificate stating that, to such officer’s knowledge, neither the Company nor any of its Subsidiaries is in material default under any of its material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

(d)           within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with United States generally accepted accounting principles, consistently applied, together with an MD&A, and accompanied by (i) with respect to the consolidated portions of such statements (except with respect to budget data), an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing reasonably acceptable to the Majority Holders, (ii) a copy of such accounting firm’s annual management letter to the Board, and (iii) an Officer’s Certificate from either the chief executive officer or chief financial officer of the Company stating the following:  “To the knowledge of the undersigned, the information contained in the financial statements attached to this certificate fairly presents, in all material respects, the financial condition and results of operations of the Company and its Subsidiaries.”;

(e)           promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

(f)            at least 30 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer’s Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

(g)           promptly (but in any event within seven business days) after:

(i)                            the discovery or receipt of notice of any default under any agreement to which the Company or any of its Subsidiaries is a party that is reasonably likely to have a Material Adverse Effect (as defined herein);

(ii)                           any litigation, action, investigation or proceeding is commenced, or to the knowledge of the Company or any Subsidiary, is threatened to be, or has a reasonable likelihood of being (based on the existence of any material dispute with any Person or otherwise), commenced and that is, or any pending litigation, action, investigation or proceeding that becomes, reasonably likely to (A) have a material adverse effect on the ability of the Company or any Subsidiary to perform its material obligations under its agreements, (B) have a Material Adverse Effect or (C) constitute or result in a material breach of any representation, warranty, covenant or agreement set forth in any material agreements;

(iii)                          any material casualty, damage, destruction, loss or forfeiture (whether or not covered by insurance and whether or not in the ordinary course of business or consistent with past practice) of or to property of the Company and its Subsidiaries having a Material Adverse Effect;

(iv)                          any material change in the conduct of the business of the Company or any Subsidiary, or any material change in the manner in which the Company or any Subsidiary markets, produces, distributes or sells its products and services, in each such case which has had or may reasonably be expected to have a Material Adverse Effect;

(v)                           any material change in any accounting procedures, practices or the basis of accounting of the Company or any Subsidiary; or

(vi)                          any other transaction, event or circumstance affecting the Company or any Subsidiary reasonably likely to have a Material Adverse Effect (including any material alteration or change in the business plan or strategy of the Company or any Subsidiary);

a written notice setting forth in reasonable detail the facts and circumstances relating to any of the above-listed items, which notice shall include a copy of any material documentation received or obtained by the Company or its Subsidiaries in relation thereto;

(h)           promptly (but in any event within 5 business days) after the discovery or receipt of notice of any default under any material agreement to which the Company or any of its Subsidiaries is a party or any other event or circumstance affecting the Company or any Subsidiary that is reasonably likely to have a Material Adverse Effect (including the filing of any material litigation against the Company or any Subsidiary or the existence of any material dispute with any Person that involves a reasonable likelihood of such litigation being commenced), an Officer’s Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

(i)            promptly (but in any event within 5 business days) days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications that the Company sends to its equityholders and copies of all registration statements and all regular, special or periodic reports that it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of the Company’s securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company’s and its Subsidiaries’ businesses; and

(j)            with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 3A may reasonably request.

Each of the financial statements referred to in subsections (a), (b) and (d) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole). In connection with the Company’s annual audit, the Company shall request that the Company’s auditors perform certain procedures regarding executive compensation and expense reimbursements and related party transactions as the Majority Holders reasonably request.

3B.          Management Rights. The Company shall permit any representatives designated by any Investor (so long as such Investor holds any Securities) or any holder of at least 15% of the Investor Preferred or at least 15% of the Investor Common, upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (a) visit and inspect any of the properties of the Company and its Subsidiaries, (b) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of any such entities with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries; provided that the Company shall have the right to have its chief financial officer present at any meetings with the Company’s independent accountants.

3C.          Restrictions. The Company shall not, without the prior written consent of the Majority Holders:

(a)           directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities, other than distributions of unpaid yield or unreturned capital on the Class A Preferred Units or the Class B Preferred Units pursuant to the LLC Agreement;

(b)           directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company’s equity securities (including, without limitation, warrants, options and other rights to acquire equity securities);

(c)           except as expressly contemplated by this Agreement or the Senior Management Agreements, authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any Subsidiary to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of, (i) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (ii) any equity securities (or any securities convertible into or exchangeable for any equity securities) or rights to acquire any equity securities, other than the issuance of equity securities by a Subsidiary to the Company or another Subsidiary;

(d)           make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person, except for (i) reasonable advances to employees in the ordinary course of business as well as travel advances, (ii) relocation loans, (iii) trade credit extended to customers in the ordinary course of business and (iv) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (A) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (B) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million, (C) commercial paper with a rating of at least “Prime-1” by Moody’s Investors Service, Inc. or (D) money market accounts investing in any of the foregoing or in substantially similar investments;

(e)           merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a wholly-owned Subsidiary);

(f)            sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 5% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with United States generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

(g)           except as contemplated by the LLC Agreement and the Securityholders Agreement in connection with a Public Offering, liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a corporation or a partnership);

(h)           acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of securities, merger or otherwise), or enter into any joint venture;

(i)            enter into the ownership, active management or operation of any business other than the ownership of the securities of its Subsidiaries or permit any Subsidiary to enter into the ownership, active management or operation of any business other than a business whose principal business activities are in, or relate to, the insurance claims processing, analytics and outsourcing industry;

(j)            enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary’s officers, directors, employees or Affiliates or any individual related by blood, marriage or adoption to any such Person (a “Relative”) or any entity in which any such Person or individual owns a beneficial interest (a “Related Entity”), except for normal employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement, the Senior Management Agreements and the Professional Services Agreement;

(k)           become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument that by its terms would (under any circumstances) restrict (i) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or any Subsidiary or (ii) the Company’s right to perform the provisions of this Agreement, the Certificate of Formation, the LLC Agreement or the other Transaction Documents;

(l)            except as expressly contemplated by this Agreement, make any amendment to the Certificate of Formation or the LLC Agreement that would increase the number of authorized Securities or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Securities under this Agreement, the Certificate of Formation, the LLC Agreement or the other Transaction Documents; or

(m)          create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding the amounts approved therefor by the Board in the annual budget.

3D.          Affirmative Covenants. So long as the Investors hold any Securities, the Company shall, and shall cause each Subsidiary to:

(a)           comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a Material Adverse Effect, and pay and discharge when payable all taxes, assessments and governmental charges (except to the extent the same are being contested in good faith and adequate reserves therefor have been established); and

(b)           enter into and maintain appropriate nondisclosure and noncompete agreements with its key employees.

3E.           Current Public Information. At all times after the Company (or its successor) has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company (or its successor) shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (a) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (b) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company (or its successor) shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

3F.           Amendment of Other Agreements. The Company shall not amend, modify or waive any provision of the Senior Management Agreements or any other agreement with key executives of the Company without the prior written consent of the Majority Holders. The Company shall enforce the provisions of the Senior Management Agreements and any other agreement with key executives of the Company and shall exercise all of its rights and remedies thereunder (including, without limitation, any repurchase options and first refusal rights) unless it is otherwise directed by the Majority Holders.

3G.          Public Disclosures. The Company shall not, nor shall it permit any Subsidiary to, disclose any Investor’s name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity (other than tax filings in the ordinary course), without the prior written consent of such Investor, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Investor describing in reasonable detail the proposed content of such disclosure and shall permit such Investor to review and comment upon the form and substance of such disclosure.

3H.          Unrelated Business Taxable Income; Effectively Connected Income. The Company shall not engage in any transaction which is reasonably likely to cause any Investor or any limited partner thereof that is exempt from income taxation under Section 501(a) of the IRC and, if applicable, any pension plan that any such trust may be a part of, to recognize unrelated business taxable income as defined in Section 512 and Section 514 of the IRC. The Company will use reasonable best efforts not to engage in, or invest in any Person that is treated as a flow-through entity for U.S. federal income tax purposes that engages in, (a) any “commercial activity” as defined in Section 892(a)(2)(i) of the IRC or (b) transactions which will cause the Company to incur income that is effectively connected with a “trade or business within the United States” as defined in Section 864(b) of the IRC.

3I.            Hart-Scott-Rodino Compliance. In connection with any transaction in which the Company is involved (a “Transaction”) that is required to be reported under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the “HSR Act”), the Company shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with a Transaction. The Company shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the Transaction. Notwithstanding the foregoing, if any Investor, rather than the Company, is required to make a filing under the HSR Act in connection with a Transaction, the Company will provide to such Investor all necessary information for such filing, will facilitate such filing and will pay all fees and expenses associated with such filing.

3J.           Additional Accounting Procedures. Upon the reasonable request of the Investors, the Company and its Subsidiaries will cause their accounting firm to conduct additional procedures with respect to, and monitor and evaluate, the Company’s and any Subsidiary’s executive compensation, expense reimbursement and related-party transactions policies and practices.

3K.          Stock Purchase Agreement. Within fourteen (14) calendar days of the Initial Closing, the Company shall, and the Company shall cause Solera, Inc. to, enter into a stock purchase agreement on terms substantially similar to the terms set forth herein.

Section  4.              Transfer of Restricted Securities.

(a)           Restricted Securities are transferable only pursuant to (i) Public Offerings, (ii) Rule 144 of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available and (iii) subject to the conditions specified in clause (b) below, any other legally available means of transfer.

(b)           In connection with the transfer of any Restricted Securities (other than a transfer described in Sections 4(a)(i) or (ii) above or to any Affiliate of an Investor), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer. If the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis LLP or other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver to the prospective transferor new certificates for such Restricted Securities that do not bear the Securities Act legend set forth in Section 7C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 4 and Section 7C.

(c)           Upon the request of an Investor, the Company shall promptly supply to such Investor or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

Section  5.              Representations and Warranties of the Company. As a material inducement to each Investor to enter into this Agreement and purchase the Securities, the Company hereby represents and warrants to each Investor that:

5A.          Organization and Corporate Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a Material Adverse Effect. The Company has all requisite limited liability company power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company’s Certificate of Formation and the LLC Agreement that have been furnished to the Investors reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

5B.          Equity Securities and Related Matters.

(a)           As of the Initial Closing and immediately thereafter, the authorized equity securities of the Company shall consist of the following: (i) an unlimited number of units designated as Class A Preferred Units, none of which shall be issued and outstanding and all of which may only be issued in exchange for other equity securities of the Company pursuant to the terms of the Senior Management Agreements; (ii) an unlimited number of units designated as Class B Preferred Units, 1,016.625 shall be issued and outstanding, 95,000 of which shall be reserved for issuance to the Investors pursuant to Section 1B hereof, 1,579.373 of which shall be reserved for issuance to the Executive pursuant to the Initial Senior Management Agreement to which Executive is a party; (iii) an unlimited number of units designated as Class A Common Units, 44,040,021 of which shall be issued and outstanding; (iv) an unlimited number of units designated as Class B Common Units (as defined in the LLC Agreement), none of which shall be issued and outstanding; and (v) 3,857,170 Common Units shall be reserved for issuance to other executives and/or managers of the Company and its Subsidiaries as determined by the Board. As of the Initial Closing, the Company shall not have outstanding any securities convertible or exchangeable for any equity securities of the Company or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its equity securities or any securities convertible into or exchangeable for its equity securities or any equity appreciation rights or phantom equity plans other than pursuant to and as contemplated by this Agreement, the LLC Agreement and the Senior Management Agreements. As of the Initial Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity securities or any warrants, options or other rights to acquire its equity securities, except obligations, if any, pursuant to this Agreement, the LLC Agreement, the Senior Management Agreements and the Company’s Certificate of Formation. As of the Initial Closing, all of the Company’s outstanding equity securities shall be validly issued, fully paid and nonassessable.

(b)           There are no statutory or, to the best of the Company’s knowledge, contractual securityholders preemptive rights or rights of refusal with respect to the issuance of the Securities hereunder or the issuance of the Securities pursuant to Section 1B(b), except as expressly contemplated in the Securityholders Agreement, the LLC Agreement or as provided herein. Based in part on the investment representations of the Investors in Section 7C hereof and of Executive in Section 1(e) of the Initial Senior Management Agreement, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its equity securities, and the offer, sale and issuance of the Securities hereunder and pursuant to Section 1B(b) hereof do not and will not require registration under the Securities Act or any applicable state securities laws. To the best of the Company’s knowledge, there are no agreements between the Company’s securityholders with respect to the voting or transfer of the Company’s equity securities or with respect to any other aspect of the Company’s affairs, except for the Securityholders Agreement, the LLC Agreement, the Initial Senior Management Agreement, the Registration Agreement and the Professional Services Agreement.

5C.          Subsidiaries; Investments. Immediately after the consummation of the Initial Closing, Solera, Inc. will be the Company’s only Subsidiary. Immediately after the consummation of the Initial Closing, the Company will own 100% of the capital stock of Solera, Inc. Solera, Inc. is duly organized, validly existing and in good standing under the laws of Delaware, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its business requires it to qualify.

5D.          Authorization; No Breach. The execution, delivery and performance of this Agreement, the LLC Agreement, the Initial Senior Management Agreement, the Securityholders Agreement, the Registration Agreement, the Professional Services Agreement, and all other agreements contemplated hereby or thereby to which the Company is a party, have been duly authorized by the Company. This Agreement, the Initial Senior Management Agreement, the LLC Agreement, the Securityholders Agreement, the Registration Agreement, the Professional Services Agreement, the Certificate of Formation and all other agreements contemplated hereby or thereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the LLC Agreement, the Initial Senior Management Agreement, the Securityholders Agreement, the Registration Agreement, the Professional Services Agreement, and all other agreements contemplated hereby or thereby to which the Company is a party, the offering, sale and issuance of the Securities hereunder (including pursuant to Section 1B(b)) and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s equity securities or assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Formation of the Company or the LLC Agreement, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

5E.           Conduct of Business; Liabilities.

(a)           Other than the negotiation, execution and delivery of this Agreement, the Initial Senior Management Agreement, the Securityholders Agreement, the Registration Agreement, the Professional Services Agreement and the other agreements contemplated hereby and thereby, prior to the Initial Closing, the Company has not (i) conducted any business, (ii) incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company and whether due or to become due and regardless of when asserted), (iii) owned any assets, (iv) entered into any contracts or agreements, or (v) violated any laws or governmental rules or regulations.

(b)           Except as set forth on the Schedule of Subsidiary Activities attached hereto and other than the negotiation, execution and delivery of the Professional Services Agreement and the Initial Senior Management Agreement, and the other agreements contemplated hereby and thereby, prior to the Initial Closing, Solera, Inc. has not (i) conducted any business, (ii) incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Solera, Inc. and whether due or to become due and regardless of when asserted), (iii) owned any assets, (iv) entered into any contracts or agreements, or (v) violated any laws or governmental rules or regulations.

5F.           Litigation, etc. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company’s knowledge, threatened against or affecting either the Company or Solera, Inc. (or to the best of the Company’s knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company or Solera, Inc. with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality with respect to the transactions contemplated by this Agreement.

5G.          Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold the Investors harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

5H.          Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby.

5I.            Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Investors by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Investors in writing and of which any of its officers, directors, managers or executive employees is aware and which has had or might reasonably be anticipated to have a Material Adverse Effect.

5J.           Initial Closing Date. The representations and warranties of the Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to the Investors shall be true and correct in all material respects on the date of the Initial Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

Section  6.              Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person or entity; it being understood and agreed that GTCR II and its Affiliates shall for all purposes hereunder be Affiliates of GTCR I. For purposes of this Agreement, all holdings of Class B Preferred Units and Class A Common Units by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement.

“Class A Preferred Units” means the Class A Preferred Units, as defined in the LLC Agreement.

“Indebtedness” means all indebtedness for borrowed money (including purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

“Investor Common” means (i) any Class A Common Units issued pursuant to this Agreement and (ii) any Class A Common Units issued or issuable with respect to the Class A Common Units referred to in clause (i) above by way of unit dividends or unit splits or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization. As to any particular units of Investor Common, such units shall cease to be Investor Common when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

“Investor Preferred” means (i) the Class B Preferred Units issued hereunder (including, without limitation, pursuant to Section 1B(b)), and (ii) any Class B Preferred Units issued or issuable with respect to the Class B Preferred Units referred to in clause (i) above by way of unit dividends or unit splits or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization. As to any particular units of Investor Preferred, such units shall cease to be Investor Preferred when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

“Investor Securities” means, collectively, the Investor Preferred and the Investor Common.

“Investment” as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC Section shall be interpreted to include any revision of or successor to that Section regardless of how numbered or classified.

“Majority Holders” means the holders of a majority of the Investor Preferred or, if no Investor Preferred is outstanding, the holders of a majority of the Investor Common.

“Material Adverse Effect” means a material adverse effect on the business, liabilities, operations, properties, assets, operating results, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

“Officer’s Certificate” means a certificate signed by the Company’s chief executive officer or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit such officer to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer’s knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in a public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company.

“Restricted Securities” means (i) the Securities issued hereunder and pursuant to Section 1B(b) hereof and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a unit dividend or unit split or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 7C have been delivered by the Company in accordance with Section 4(b). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 7C.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

“Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.

“Senior Management Agreement” means any Senior Management Agreement entered into from time to time among the Company, Solera, Inc. (or any other Subsidiaries of the Company) and its executives, as the same may be amended from time to time pursuant to the terms thereof (including, without limitation, the Initial Senior Management Agreement and any other agreements designated as Senior Management Agreements for the sale of equity securities between the Company and any employees or other service providers of the Company or its Subsidiaries, as approved by the Board).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of  partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

Section  7.              Miscellaneous.

7A.          Expenses. The Company agrees to pay, and hold the Investors and all holders of Investor Securities harmless against liability for the payment of, (a) the reasonable fees and expenses of their counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement (including, without limitation, fees and expenses arising with respect to any subsequent purchase of Securities pursuant to Section 1B(b) hereof), (b) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the LLC Agreement, the Senior Management Agreements, the Securityholders Agreement, the Registration Agreement, the Professional Services Agreement, the other agreements contemplated hereby or thereby and the Certificate of Formation, (c) stamp and other taxes that may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Securities purchased hereunder or in accordance with Section 1B(b) hereof, (d) the fees and expenses incurred with respect to the interpretation or enforcement of the rights granted under this Agreement, the LLC Agreement, the Senior Management Agreements, the Securityholders Agreement, the Registration Agreement, the Professional Services Agreement, the other agreements contemplated hereby or thereby and the Certificate of Formation and (e) such reasonable travel expenses, legal fees and other out-of-pocket fees and expenses as have been or may be incurred by any Investor, its Affiliates and its Affiliates’ directors, officers and employees in connection with any Company-related financing and in connection with the rendering of any other services by an Investor or its Affiliates (including, but not limited to, fees and expenses incurred in attending board of managers or other Company-related meetings).

7B.          Remedies. Each holder of Investor Securities shall have all rights and remedies set forth in this Agreement, the LLC Agreement, the Securityholders Agreement, the Registration Agreement and the Certificate of Formation and all rights and remedies that such holders have been granted at any time under any other agreement or contract and all of the rights that such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

7C.          Each Investor’s Investment Representations. Each Investor hereby represents (a) that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, (b) that it is an “accredited investor” and a sophisticated investor for purposes of applicable U.S. federal and state securities laws and regulations, (c) that the Restricted Securities were not offered to such Investor by any means of general solicitation or general advertising, (d) that it believes that it has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of an investment in the Company, (e) that it is able to bear the economic risks of an investment in the Restricted Securities and could afford a complete loss of such investment, (f) that this Agreement and each of the other agreements contemplated hereby constitutes (or will constitute) the legal, valid and binding obligation of such Investor, enforceable in accordance with its terms and (g) that the execution, delivery and performance of this Agreement and such other agreements by such Investor does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Investor is subject. Notwithstanding the foregoing, nothing contained herein shall prevent any Investor and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON                  , 200      AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE UNIT PURCHASE AGREEMENT, DATED AS OF APRIL 1, 2005 BY AND AMONG THE ISSUER (THE “COMPANY”) AND CERTAIN INVESTORS, AS AMENDED, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

7D.          Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Majority Holders. This Agreement may not be amended without the written consent of the Company and the Majority Holders. No other course of dealing between the Company and the holder of any Securities or any delay in exercising any rights hereunder or under the LLC Agreement shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Securities held by the Company or any of its Subsidiaries shall not be deemed to be outstanding.

7E.           Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by an Investor or on its behalf.

7F.           Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement that are for each Investor’s benefit as a purchaser or holder of Securities are also for the benefit of, and enforceable by, any subsequent holder of such

Securities. The rights and obligations of each Investor under this Agreement and the agreements contemplated hereby may be assigned by such Investor at any time, in whole or in part, to any investment fund managed by GTCR I or GTCR II or any successor thereto.

7G.          Generally Accepted Accounting Principles. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with United States generally accepted accounting principles, consistently applied, except that if because of a change in United States generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with United States generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company’s previous accounting methods and policies.

7H.          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

7I.            Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

7J.           Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

7K.          Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a section of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

7L.           Governing Law. The Delaware Limited Liability Company Act shall govern all issues concerning the relative rights of the Company and its securityholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

7M.         MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7N.          Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the Investors and to the Company at the addresses indicated below (or at such other address as shall be given in writing by one party to the others):

If to the Company:

Solera Holdings, LLC

12230 El Camino Real

Suite 200

San Diego, CA  92130

Attention:  Chief Executive Officer

Telephone:  (858) 812-2870

Facsimile:    (858) 812-3011

with copies to:

GTCR Golder Rauner, L.L.C.

6100 Sears Tower

Chicago, Illinois  60606-6402

Attention:   Philip A. Canfield

Craig A. Bondy

Telephone:  (312) 382-2200

Facsimile:   (312) 382-2201

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois  60601

Attention:   Stephen L. Ritchie, P.C.

Telephone: (312) 861-2000

Facsimile:  (312) 861-2200

If to any of the Investors:

GTCR Golder Rauner, L.L.C.

6100 Sears Tower

Chicago, Illinois  60606-6402

Attention:   Philip A. Canfield

Craig A. Bondy

Telephone:  (312) 382-2200

Facsimile:   (312) 382-2201

with a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois  60601

Attention:   Stephen L. Ritchie, P.C.

Telephone: (312) 861-2000

Facsimile:  (312) 861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

7O.          Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

7P.           No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Unit Purchase Agreement as of the date first above written.

SOLERA HOLDINGS, LLC

By:	/s/ Tony Aquila
Name:	Tony Aquila
Its:	Chief Executive Officer

GTCR FUND VIII, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Philip A. Canfield
Name:	Philip A. Canfield
Its:	Principal

GTCR FUND VIII/B, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Philip A. Canfield
Name:	Philip A. Canfield
Its:	Principal

GTCR CO-INVEST II, L.P.

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Philip A. Canfield
Name:	Philip A. Canfield
Its:	Principal

EXHIBIT A

CERTIFICATE OF FORMATION

OF

SOLERA HOLDINGS, LLC

This Certificate of Formation is being executed as of March 25, 2005, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1.             Name.  The name of the limited liability company is Solera Holdings, LLC (the “Company”).

2.             Registered Office and Registered Agent.  The Company’s registered office in the State of Delaware is located at 9 East Loockerman Street, Suite #1B, City of Dover, Kent County, Delaware 19901.  The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By: